AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                HORIZON PCS, INC.



     The following Amended and Restated Certificate of Incorporation (i) amends and restates the provisions of the Certificate of Incorporation of HORIZON PCS, INC.) (the "Corporation" or the "Company") originally filed with the Secretary of State of Delaware on April 26, 2000, as amended to date; (ii) supersedes the original Certificate of Incorporation; and (iii) has been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law.

                                 ARTICLE 1: NAME

     The name of the Corporation is HORIZON PCS, INC.

                     ARTICLE 2: REGISTERED AGENT AND OFFICE

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3: PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                            ARTICLE 4: CAPITALIZATION

A.   AUTHORIZED SHARES

     The aggregate number of shares of all classes which the corporation has authority to issue is 560,000,000, of which 300,000,000 shares shall be designated as Class A Common Stock, $.0001 par value (hereinafter referred to as "Class A Common Stock"), 75,000,000 shares shall be designated as Class B Common Stock, $.0001 par value (hereinafter referred to as "Class B Common Stock"), and 185,000,000 shares, $.0001 par value, shall be designated as "Preferred Stock". The Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock".

     The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

B.   COMMON STOCK

     a.   Powers and Rights of Holders of Common Stock

          1.  Except as stated in  paragraphs  3, 4, and 5 of this  Subpart B of
Article 4, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

          2. Except as may be otherwise required by law, the holders of Class A Common Stock, Class B Common Stock and, if and to the extent authorized in accordance with the provisions of Article 4C hereof, Preferred Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

          3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, including the election of directors, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation, including the election of directors. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

          4. Subject to the following sentence, direct transfer of issued and outstanding shares of Class B Common Stock shall result in the automatic conversion of the shares of Class B Common Stock being transferred to such holder into a like number of shares of Class A Common Stock. For purposes of this paragraph 4, the following transfers of issued and outstanding shares of Class B Common Stock shall not result in such automatic conversion: (i) the transfer of shares of Class B Common Stock to a registered holder of Class B Common Stock; (ii) the pro-rata distribution by Horizon Telcom, Inc., a Delaware corporation ("Horizon Telcom") to its shareholders of shares of the Class B Common Stock; (iii) a bona fide gift of shares of Class B Common Stock to a spouse or lineal descendent or to a trust for the benefit of a spouse and/or one or more lineal descendents; or (iv) a transfer upon the death of a holder of shares of Class B Common Stock pursuant to a last will and testament or pursuant to the laws of intestate succession. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, issuable upon such transfer and conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of the transferred and, if applicable, converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, issuable upon such transfer and, if applicable, conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common
Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer and conversion as hereinbefore provided and the person or persons in whose name Class A Common Stock is issuable upon such transfer and conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

          5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. The Corporation, as soon as practicable after receipt of (i) written notice of conversion from a holder and
(ii) the certificate or certificate(s) representing the Class B Common Stock to be converted, which certificate or certificate(s) shall be duly endorsed, will deliver to such holder a certificate or certificates for the Class A Common Stock. Pending delivery of certificates for shares of Class A Common Stock after receipt of such notice and such certificate or certificate(s), certificate(s) for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock as of the date of the surrender of the shares for transfer and conversion as hereinbefore provided and the holder shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon transfer and conversion of all of the then outstanding Class B Common Stock pursuant to this Article 4 or otherwise.

          6. Subject to any prior rights of any Preferred Stock issued by the Corporation, dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock, such payment will be deemed to be a like dividend or other distribution.

          7. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, based on the number of shares held by each such holder, without regard to class.

          8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified.

C.   PREFERRED STOCK

     a.   Designation of Amount

          1. Of the authorized and unissued shares of Preferred Stock, 69,000,000 shares shall be designated the "Series A Preferred Stock" (the "Series A Preferred Stock"), and 106,000,000 shares shall be designated the "Series A-1 Preferred Stock" (the "Series A-1 Preferred Stock"). Subject to the further provisions of this Article 4, Subpart C, the Board of Directors is hereby authorized as it may determine to issue the remaining authorized and unissued shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     b.   Dividends.

          1. Commencing on the Original Issuance Date, the holders of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, accruing on a daily basis from the Original Issuance Date through and including the date on which such dividends are paid at the annual rate of 7.50%, as adjusted pursuant to Article 4, Subpart C, Subsection k hereof (the "Applicable Rate"), of (i) the Series A Liquidation Preference (as hereinafter defined) per share of the Series A Preferred Stock, and (ii) the Series A-1 Liquidation Preference (as hereinafter defined) per share on the Series A-1 Preferred Stock, payable semi-annually in arrears on the first day of each of May and November (the "Dividend Payment Date", commencing on May 1, 2001; provided that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior semi-annual period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock and Series A-1 Preferred Stock from the Original Issuance Date thereof and be cumulative whether or not declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed. The term "Original Issuance Date" means, with respect to the Series A Preferred Stock and Series A-1 Preferred Stock, the first date of issuance, and, with respect to the Additional Securities (as hereinafter defined), the date upon which they are issued or, if not issued, the applicable dividend payment date on which the Additional Securities were to have been issued. Notwithstanding any provision herein to the contrary, if, prior to May 1, 2001 (i) the Series A Preferred Stock is converted into Class A Common Stock, no dividends will be payable on the Series A Preferred Stock; (ii) the Series A-1 Preferred Stock is redeemed pursuant to
Article 4, Subpart C, Subsection f.2.(i) below, no dividends will be payable on the Series A-1 Preferred Stock.

          2. Dividends on such Series A Preferred Stock and Series A-1 Preferred Stock shall be paid through the issuance of additional shares of Series A
Preferred Stock (to holders of Series A Preferred Stock) and Series A-1 Preferred Stock (to holders of Series A-1 Preferred Stock) ("Additional Securities"). The number of Additional Securities that are issued to the holders of the Series A Preferred Stock and Series A-1 Preferred Stock under this paragraph will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on the applicable dividend payment date by
(ii) the Series A Liquidation Preference (for holders of the Series A Preferred Stock) per share of Series A Preferred Stock, or the Series A-1 Liquidation Preference (for holders of the Series A-1 Preferred Stock) per share of Series A-1 Preferred Stock, provided, that the Company shall not be required to issue fractional shares of Series A Preferred Stock or Series A-1 Preferred Stock, but in lieu thereof shall pay in cash the portion of any dividend payable in shares of Series A Preferred Stock or Series A-1 Preferred Stock that would otherwise require the issuance of a fractional share.

          3. In addition to dividends received pursuant to Article 4, Subpart C, Subsection b, paragraph 2 hereof, holders of Series A Preferred Stock and the Series A-1 Preferred Stock shall receive, when declared by the Board of Directors, out of funds legally available therefor, dividends equal to the amount of dividends paid on each share of Common Stock, determined on an "as-converted" basis.

          4. If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Series A Preferred Stock, Series A-1 Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock and Series A-1 Preferred Stock ("Parity Stock"), if any, all dividends declared upon shares of Series A Preferred Stock and Series A-1 Preferred Stock and upon all Parity Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock, Series A-1 Preferred Stock, and such Parity Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock, Series A-1 Preferred Stock, and such other shares of Parity Stock, bear to each other. Unless and until full cumulative dividends on the shares of Series A Preferred Stock and Series A-1 Preferred Stock in respect of all past semi-annual dividend periods have been paid, and the full amount of dividends on the shares of Series A Preferred Stock and Series A-1 Preferred Stock in respect of the then current semi-annual dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, or any other capital stock of the Company ranking junior to the Series A Preferred Stock and Series A-1 Preferred Stock as to dividends (together with the Common Stock, "Junior Stock"), other than in shares of, or warrants or rights to acquire, Junior Stock; and (ii) no shares of Junior Stock or Parity

Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary of the Company (except by conversion into or exchange for shares of Junior Stock). For the purposes hereof, a "Subsidiary" shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.


     The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Applicable Rate per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current semi-annual dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid (whether in cash or in Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded semi-annually, at the Applicable Rate, for each semi-annual period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

          5. The amount of any dividends per share of Series A Preferred Stock and Series A-1 Preferred Stock for any full semi-annual period shall be computed by multiplying the Applicable Rate for such semi-annual dividend period by the Liquidation Preference per share and dividing the result by two. Dividends payable on the shares of Series A Preferred Stock and Series A-1 Preferred Stock for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

          6. Holders of Series A Preferred Stock and Series A-1 Preferred Stock shall also be entitled to receive a special dividend with respect to the portion of the Series A Preferred Stock and Series A-1 Preferred Stock that is subject to a Cash-Out, if a transaction which includes a Cash Out occurs within five years of the Original Issuance Date for the Series A Preferred Stock and the Series A-1 Preferred Stock. Such dividend shall be payable in Additional Securities in an amount equal to the dividends that would have been payable to holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock subject to the Cash-Out pursuant to Article 4, Subpart C, Subsection b, paragraph 1 hereof as if such dividends were to be paid in Additional Securities for the period beginning on the date of the Cash-Out and ending on the date that is five years after the Original Issuance Date and shall be payable immediately prior to the time holders of Common Stock must surrender their shares of Common Stock for cash pursuant to a Cash Out.

     c.   Liquidation Preference.

          1. Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount in cash on such date equal to the greater of (i) $5.88 for each share of Series A Preferred Stock outstanding (the "Series A Liquidation Preference") plus the amount of any accrued and unpaid dividends as of such date, calculated pursuant to Article 4, Subpart C, Subsection b hereinabove, or (ii) such amount per share of Series A Preferred Stock, as would have been payable had each such share been converted into Common Stock pursuant to Article 4, Subpart C, Section h immediately prior to such liquidation, dissolution or winding up. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. Following payment to the holders of the Series A Preferred Stock of the Series A Liquidation Preference and to Series A-1 Preferred Stock of the Series A-1 Liquidation Preference (as defined below), the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon liquidation, dissolution or winding up of the Company to the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon liquidation, dissolution or winding up of the Company. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series A Preferred Stock and Series A-1 Preferred Stock of the full preferential amounts described in this Article 4, Subpart C, Subsection c, then all the remaining available assets shall be distributed among the holders of the then outstanding Series A Preferred Stock, Series A-1 Preferred Stock and any other then outstanding Parity Stock pro rata according to the number of then outstanding shares of stock held by each holder thereof.

          2. Series A-1 Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A-1 Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount in cash on such date equal to the greater of (i) $5.07 for each share of Series A-1 Preferred Stock outstanding (the "Series A-1 Liquidation Preference") plus the amount of any accrued and unpaid dividends as of such date, calculated pursuant to Article 4, Subpart C, Subsection b hereinabove, or (ii) such amount per share of Series A-1 Preferred Stock, as would have been payable had each such share been converted into Common Stock pursuant to Article 4, Subpart C, Section h immediately prior to such liquidation, dissolution or winding up. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A-1 Preferred Stock. Following payment to the holders of the Series A Preferred Stock of the Series A Liquidation Preference and to Series A-1 Preferred Stock of the Series A-1 Liquidation Preference, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon liquidation, dissolution or winding up of the Company to the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon liquidation, dissolution or winding up of the Company. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series A Preferred Stock and Series A-1 Preferred Stock of the full preferential amounts described in this Article 4, Subpart C, Subsection c, then all the remaining available assets shall be distributed among the holders of the then outstanding Series A Preferred Stock, Series A-1 Preferred Stock and any other then outstanding Parity Stock pro rata according to the number of then outstanding shares of stock held by each holder thereof.

     d. Mandatory Redemption. On September 26, 2011 (the "Redemption Date"), the Company shall redeem for cash all shares of Series A Preferred Stock and Series A-1 Preferred Stock that are then outstanding and any shares of Series A Preferred Stock and Series A-1 Preferred Stock then issuable in respect of accrued but unpaid dividends, in each case, at a redemption price per share equal to the greater of (i) the sum of 100% of the Series A Liquidation Preference (with respect to the Series A Preferred Stock) or the Series A-1 Liquidation Preference (with respect to the Series A-1 Preferred Stock), plus the amount of any accrued and unpaid dividends as of such date (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), or (ii) an amount per share of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, equal to the fair market value, as of the Redemption Date, of the Common Stock into which such shares are convertible pursuant to Article 4, Subpart C, Section h hereof, as determined by the Company's Board of Directors in good faith ("Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock and Series A-1 Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Redemption Date, the Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock and Series A-1 Preferred Stock to be redeemed and that dividends on the shares of the Series A Preferred Stock and Series A-1 Preferred Stock cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock and Series A-1 Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If, on the Redemption Date, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series A Preferred Stock and Series A-1 Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock and Series A-1 Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock.

     e.   Change of Control

          1. In the event that any Change of Control (as hereinafter defined) shall occur at any time while any shares of Series A Preferred Stock and Series A-1 Preferred Stock are outstanding, any holder of Series A Preferred Stock or Series A-1 Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Series A Preferred Stock or Series A-1 Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 60th day after the date of such Change of Control. Upon any such election, the Company shall redeem for cash each of such Holder's shares (including any shares then issuable in respect of accrued but unpaid dividends) for which such an election is made, to the extent permitted by applicable law, at a redemption price per share equal to the sum of
(i) 101% of the sum of the Series A Liquidation Preference (with respect to the Series A Preferred Stock) or the Series A-1 Liquidation Preference (with respect to the Series A-1 Preferred Stock), plus the amount of any accrued and unpaid dividends as of the date of such Change of Control event (the "Change of Control Date") plus (ii) a cash amount that is equal to the dividends that would have been payable in Additional Securities on each share of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, during the period beginning on the Change of Control Date and ending on the date that is five years from the Original Issuance Date for the Series A Preferred Stock and the Series A-1
Preferred  Stock,  or  September  26,  2005 (the  "Change of Control  Redemption
Price").

          2. As used herein, "Change of Control" means the occurrence of any of the following events:

          (1)  the  acquisition  by any person or group  (within  the meaning of
               Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Horizon Telcom (to the extent controlled by the McKell Family) or the McKell Family, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ("beneficial ownership"), of more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

          (2) the acquisition by any person or group (within the meaning the Exchange Act) of "beneficial ownership" of more than 50% of the combined voting power of the then outstanding securities of

               Horizon Telcom entitled to vote generally in the election of directors (the "Outstanding Telcom Voting Securities");

          (3) the consummation of any transaction, including without limitation, any merger or consolidation, resulting in a "person" or "group" (as defined above) (other than the Principals) acquiring beneficial ownership of more than 35% of the Outstanding Company Voting Securities and Horizon Telcom or the McKell Family beneficially owning less than the number of Outstanding Company Voting Securities held by such person or group;

          (4) the consummation of any transaction, including without limitation, any merger or consolidation, resulting in a "person" or "group" (as defined above) (other than the Principals) acquiring beneficial ownership of more than 35% of the Outstanding Telcom Voting Securities and the McKell Family beneficially owning less than the number of Outstanding Telcom Voting Securities held by such person or group;

          (5) approval by the Board of Directors or stockholders of the Company of a merger, consolidation, sale, transfer lease or other conveyance of all or substantially all of the assets or other similar business combination transaction (a "Combination Transaction") or a recapitalization or reorganization, the consummation of which would result in the stockholders of the Company owning less than 50% of the combined voting power of the then outstanding securities of the surviving company entitled to vote generally in the election of directors;

          (6) approval by the Board of Directors or stockholders of Horizon Telcom of a Combination Transaction or a recapitalization or reorganization, the consummation of which would result in the stockholders of Horizon Telcom owning less than 50% of the combined voting power of the then outstanding securities of the surviving company entitled to vote generally in the election of directors;

          (7) the first day on which a majority of the members of Board of Directors of the Company are not Continuing Directors of such Board of Directors;

          (8) the first day on which a majority of the members of Board of Directors of the Horizon Telcom are not Continuing Directors of such Board of Directors;

          (9) the approval by the stockholders of the Company of a Combination Transaction, the consummation of which would directly result in William McKell ceasing to be the Company's or the successor Company's Chairman or Chief Executive Officer; or

          (10) the adoption of a plan relating to liquidation, dissolution or a winding up of the Company or the issuance of a dividend or distribution to stockholders of the Company of more than 50% of the Company's assets.

          ; provided, however, that the term "Change of Control" shall not include any Affiliate Merger or any pro rata distribution by Horizon Telcom to its shareholders of shares of Common Stock ("Approved Spin Off"). Further, upon consummation of an Approved Spin Off, the restrictions set forth in subsections (2), (4), (6) and (8) in the definition of "Change of Control" above shall not apply.

          3. On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series A Preferred Stock or Series A-1 Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) the Change of Control Redemption Price per share of the Series A Preferred Stock or Series A-1 Preferred Stock applicable hereunder and
(iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, if applicable, a holder of the Series A Preferred Stock or Series A-1 Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, with respect to which the Change of Control Election is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of delivery of such written notice (the "Change of Control Payment Date"), the Company shall accept for payment all shares of Series A Preferred Stock or Series A-1 Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made in cash for such shares of Series A Preferred Stock or Series A-1 Preferred Stock (the "Change of Control Payment"). If, on the Change of Control Payment Date, funds in cash in an amount sufficient to pay the aggregate Change of Control Payment for all shares of Series A Preferred Stock and Series A-1 Preferred Stock for which a Change of Control Election has been made shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Change of Control Payment, then, notwithstanding that the certificates evidencing such shares shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares for which a Change of Control Election has been made (except the right of the holders to receive the applicable Change of Control Payment upon surrender of their certificates therefor) shall terminate. If at the time of any Change of Control, the Company does not have sufficient capital and surplus legally available to purchase all of the shares of Series A Preferred Stock and Series A-1 Preferred Stock surrendered for redemption, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall offer in its written notice of such Change of Control to purchase as many of such shares of Series A
Preferred Stock and Series A-1 Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, offer to purchase as many of such shares of Series A Preferred Stock and Series A-1 Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all such shares of Series A Preferred Stock and Series A-1 Preferred Stock.


     f.   Optional Redemption by Company.

          1. Series A Preferred Stock. At any time after September 26, 2005, the Company may elect to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock (including shares issuable in respect of accrued but unpaid dividends) for cash (the "Series A Optional Redemption") in an amount (the "Series A Optional Redemption Price") equal to the greater of (i)

104% of the Series A Liquidation Preference (the "Series A Preferred Value"), or
(ii) such amount per share of Series A Preferred Stock equal to the fair market value of the Common Stock into which such shares are convertible into pursuant to Article 4, Subpart C, Section h hereof (the "Series A Common Value"), as determined by the Company's Board of Directors in good faith. Notice of the Company's exercise of the Series A Optional Redemption shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company (the "Series A Optional Redemption Notice"). Each such notice shall specify the Series A Optional Redemption Price (including the Series A Preferred Value and the Series A Common Value), the date of the Series A Optional Redemption (which shall be at least 60 days but no more than 70 days after the date of the Series A Optional Redemption Notice) (the "Series A Optional Redemption Date"), the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed. If the Series A Common Value is greater than the Series A Preferred Value, then the Company, in the Series A Optional Redemption Notice, may require the holders of record of the Series A Preferred Stock to (i) elect to convert such shares into Common Stock pursuant to Article 4, Subpart C, Section h hereof, or (ii) accept payment of the Series A Preferred Value as full and complete payment of the Series A Optional Redemption Price. In the event that the Company requires the holders of record of the Series A Preferred Stock to make the election as set forth in the immediately preceding sentence, the holders of the Series A Preferred Stock must provide written notice of a conversion election to the Company no later than ten (10) business days prior to the Series A Optional Redemption Date, or they shall be deemed to have elected to receive payment of the Series A Preferred Value as full and complete payment of the Series A Optional Redemption Price. Each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Optional Redemption Price. If, on the Series A Optional Redemption Date, funds in cash in an amount sufficient to pay the aggregate Series A Optional Redemption Price for all outstanding shares of
Series A Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Series A Optional Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Series A Optional Redemption Price upon surrender of their certificates therefor) shall terminate.

          2.   Series A-1 Preferred Stock.

               (i) Mandatory Callback Right. On or before April 30, 2001, if the Company (i) consummates a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") which generates gross proceeds to the Company of at least $86,000,000 in the aggregate (a "Callback Public Offering"), or (ii) consummates an Affiliate Merger with a Listed Company
(A) which has previously consummated a Callback Public Offering, or (B) which also involves a concurrent Callback Public Offering (a "Callback Merger"), then the Company shall redeem all, but not less than all, of the outstanding shares of Series A-1 Preferred Stock for cash (the "Callback") in an amount (the "Callback Price") equal to $5.42 per share of Series A-1 Preferred Stock, within five (5) days of the Callback Public Offering or Callback Merger, as applicable. Notice of the Company's exercise of the Callback shall be given to each holder of record of the Series A-1 Preferred Stock at such holder's address as it shall appear on the stock transfer books of the Company. Each notice shall specify the date of the Callback (the "Callback Date"), the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A-1 Preferred Stock. Each holder of shares of Series A-1 Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Callback Price in the manner set forth in the notice. If, on the Callback Date, funds in cash in amounts sufficient to pay the aggregate Callback Price for the outstanding shares of Series A-1 Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with the bank or trust company in trust for purposes of payment of such Callback Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the rights of the holders to receive the Callback Price upon surrender of their certificates therefor) shall terminate.

               (ii) Ordinary Optional Redemption. At any time after September 26, 2005, the Company may redeem all, but not less than all, of the then outstanding shares of Series A-1 Preferred Stock (including shares issuable in respect of accrued but unpaid dividends) for cash (the "Series A-1 Optional Redemption") in an amount (the "Series A-1 Optional Redemption Price") equal to the greater of (i) 104% of the Series A-1 Liquidation Preference (the "Series A-1 Preferred Value"), or (ii) such amount per share of Series A-1 Preferred Stock equal to the fair market value of the Common Stock into which such shares are convertible into pursuant to Article 4, Subpart C, Section h hereof (the "Series A-1 Common Value"), as determined by the Company's Board of Directors in good faith. Notice of the Company's exercise of the Series A-1 Optional Redemption shall be given to each holder of record of the Series A-1 Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company (the "Series A-1 Optional Redemption Notice"). Each such notice shall specify the Series A-1 Optional Redemption Price (including the Series A-1 Preferred Value and the Series A-1 Common Value), the date of the Series A-1 Optional Redemption (which shall be at least 60 days but no more than 70 days after the date of the Series A-1 Optional Redemption Notice) (the "Series A-1 Optional Redemption Date"), the place or places of payment, and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A-1 Preferred Stock to be redeemed. If the Series A-1 Common Value is greater than the Series A-1 Preferred Value, then the Company, in the Series A-1 Optional Redemption Notice, may require the holders of record of the Series A-1 Preferred Stock to (i) elect to convert such shares into Common Stock pursuant to Article 4, Subpart C, Section h hereof, or (ii) accept payment of the Series A-1 Preferred Value as full and complete payment of the Series A-1 Optional Redemption Price. In the event that the Company requires the holders of record of the Series A-1 Preferred Stock to make the election as set forth in the immediately preceding sentence, the holders of the Series A-1 Preferred Stock must provide written notice of a conversion election to the Company no later than ten (10) business days prior to the Series A-1 Optional Redemption Date, or they shall be deemed to have elected to receive payment of the Series A-1 Preferred Value as full and complete payment of the Series A-1 Optional Redemption Price. Each holder of shares of Series A-1 Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A-1 Optional Redemption Price. If, on the Series A-1 Optional Redemption Date, funds in cash in an amount sufficient to pay the aggregate Series A-1 Optional Redemption Price for all outstanding shares of Series A-1 Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Series A-1 Optional Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Series A-1 Optional Redemption Price upon surrender of their certificates therefor) shall terminate.

     g. Status of Redeemed Shares. Any shares of Series A Preferred Stock and Series A-1 Preferred Stock which shall at any time have been redeemed pursuant to Article 4, Subpart C, Subsections d, e, or f hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     h. Conversion Rights. The Holders of the Series A Preferred Stock and Series A-1 Preferred Stock shall have conversion rights as follows:

          1. Generally. The shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be convertible into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Class A Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, with each share of Series A Preferred Stock and Series A-1 Preferred Stock having a value equal to the Liquidation Preference plus the amount of any accrued and unpaid dividends as of such date, calculated pursuant to Article 4, Subpart C, Subsection b for the purpose of such conversion. The price at which shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock (herein called the "Series A Conversion Price") shall be initially $5.88 per share of Class A Common Stock, and the price at which shares of Class A Common Stock shall be issued upon conversion of Series A-1 Preferred Stock (herein called the "Series A-1 Conversion Price"; the Series A Conversion Price and the Series A-1 Conversion Price are collectively referred to as the "Conversion Price") shall be initially $5.07 per share of Class A Common Stock. The Conversion Price and the number of shares of Class A Common Stock into which the Series A Preferred Stock and the Series A-1 Preferred Stock is convertible shall be adjusted in certain instances as provided below. Provided, however, that notwithstanding anything in this
Article 4, Subpart C, Subsection h to the contrary, in no event shall the Series A-1 Preferred Stock be convertible into Class A Common Stock on or before April 30, 2001, unless the Company consummates a Qualified Public Offering, a Combination Transaction that results in a Change of Control, or consummates an Affiliate Merger with a Listed Company, which transactions do not also qualify as a Callback Public Offering or a Callback Merger.

          2. Mechanics of Conversion. All or any portion of the shares of Series A Preferred Stock and Series A-1 Preferred Stock held by any Holder shall convert effective immediately prior to the close of business on the date that the Company has received from such holder of Series A Preferred Stock or the Series A-1 Preferred Stock (i) a notice of conversion to the Company, setting forth the number of shares to be converted, (ii) an executed stock power assigning and transferring such shares of Series A Preferred Stock or the Series A-1 Preferred Stock to the Company, (iii) certificates representing the shares of Series A Preferred Stock or the Series A-1 Preferred Stock to be converted and (iv) a written notice to the Company stating therein its name or the name or names of its nominees in which it wishes the Common Stock to be issued. The shares of Class A Common Stock shall be deemed issued upon compliance with the forgoing requirements and the holder of Series A Preferred Stock or the Series A-1 Preferred Stock thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Class A Common Stock. The Company shall, as soon as practicable thereafter, but in any event, within 10 days or such earlier date as required by a Holder of the Series A Preferred Stock or the Series A-1 Preferred Stock to effectuate a sale of the Class A Common Stock, issue and deliver certificates representing Class A Common Stock at such office to such Holder of Series A Preferred Stock or Series A-1 Preferred Stock, or to his or her nominee or nominees. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock upon conversion of the Series A Preferred Stock or Series A-1 Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          3. Automatic Conversion.

               (i) Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Series A Conversion Price at the time in effect immediately upon the earlier of (i) the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price per share of which is not less than 1.75 times the then existing Series A Conversion Price (as adjusted by any adjustments pursuant to Article 4, Subpart C, Subsection h hereof) and with gross proceeds to the Company of at least $65,000,000 in the aggregate (a "Qualified Public Offering"), (ii) the consummation of a Combination Transaction that results in a Change of Control; or (iii) the consummation of an Affiliate Merger with a Listed Company.

               (ii) Series A-1  Preferred  Stock.  Subject to the  provisions of
Article 4, Subpart C, Subsection f.2.(i) hereof, each share of Series A-1 Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Series A -1 Conversion Price at the time in effect immediately upon the earlier of (i) the Company's sale of its Common Stock in a Qualified Public Offering, (ii) the consummation of a Combination Transaction that results in a Change of Control; or (iii) the consummation of an Affiliate Merger with a Listed Company.

If notice of such required conversion shall have been duly given, and if, on or before the date fixed for such required conversion, sufficient shares of Class A

Common Stock shall have been set aside by the Company for the benefit of the Holders of the Series A Preferred Stock and Series A-1 Preferred Stock subject to such required conversion, then, notwithstanding that any certificate for shares of Series A Preferred Stock or Series A-1 Preferred Stock shall not have been surrendered for cancellation, all shares of Series A Preferred Stock and Series A-1 Preferred Stock shall no longer be deemed outstanding on and after such required conversion date, and all rights with respect to such shares shall forthwith on the required conversion date cease and terminate, except only the right of Holders thereof to receive shares of Class A Common Stock on the conversion thereof.

          4. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock for the purpose of issuance upon conversion of shares of Series A Preferred Stock and Series A-1 Preferred Stock sufficient shares of Common Stock, and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

          5. Stock Dividends, Splits and Reclassifications. In case the Company shall (i) pay a dividend in Common Stock or (ii) subdivide or split-up its outstanding Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock and Series A-1 Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          6. Upon Combinations. If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock and Series A-1 Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          7. Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value), any consolidation or merger of the Company or any other event that results in the Common Stock being changed into the same or a different number of other securities, each share of Series A Preferred Stock and Series A-1 Preferred Stock shall concurrently with the effectiveness such reorganization, reclassification, consolidation, merger or other event be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger or other event) upon conversion of such Series A Preferred Stock and Series A-1 Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or other event. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or similar events.

          8. Adjustments to the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Series A Conversion Price. If the Company issues any shares of Common Stock Equivalents (other than an issuance of Common Stock as a dividend or in a split of or subdivision in respect of which an adjustment provided for in Article 4, Subpart C, Subsection h, paragraph 5 applies, options to purchase or rights to subscribe for Common Stock Equivalents, securities by their terms convertible into or exchangeable for Common Stock Equivalents, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than as provided in Article 4, Subpart C, Subsection h, paragraph 12 hereof) for consideration per share of Common Stock Equivalents less than the Series A Conversion Price in effect immediately prior to the issuance of such Common Stock Equivalent or securities, then the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be that number determined by multiplying the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to the first public announcement (or consummation of such transaction if the Common Stock is not then publicly traded) of such transaction (or the record date for determination of shareholders entitled to receive (or purchase) such rights, options, warrants, or convertible securities (or options to purchase convertible securities) in the case of a distribution or issuance thereof in respect of the Company's capital stock) by a fraction (not to be less than one):

                              (x) the  numerator  of which equals the product of
               (A) the  number  of shares of  Common  Stock  Equivalents  of the
               Company (other than shares issuable upon the conversion of Preferred Stock (as defined)) outstanding after giving effect to such sale or issuance (and assuming with respect to rights, options, warrants or convertible securities (or options to purchase convertible securities) that such rights, options, warrants or convertible securities (or options to purchase convertible securities) had been fully exercised or converted into Common Stock Equivalents, as the case may be; provided, however, that Common Stock Equivalents which are also convertible securities shall be counted only once in determining the number of shares of the Company outstanding) and (B) the Series A Conversion Price determined immediately before such public announcement date, consummation date or record date, as the case may be; and

                              (y) the denominator of which equals the sum of (A)
               the  product  of  (1)  the  number  of  shares  of  Common  Stock
               Equivalents of the Company (other than shares issuable upon the conversion of Preferred Stock) outstanding immediately before such public announcement date, consummation date or record date as the case may be (and assuming, with respect to rights, options, warrants or convertible securities (or options to purchase convertible securities) that such rights, options, warrants or convertible securities (or options to purchase convertible securities) had been fully exercised or converted into Common Stock Equivalents, as the case may be; provided, however, that Common Stock Equivalents which are also convertible securities shall be counted only once in determining the number of shares of the Company outstanding), and (2) the Series A Conversion Price determined immediately before such public announcement date, consummation date or record date, as the case may be, and (B) the aggregate consideration received by the Company for the Common Stock Equivalents to be so issued or sold or to be purchased or subscribed for, whether directly or issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities. For the purposes of such adjustments, the Common Stock Equivalents which the holders of any such rights, options, warrants or convertible securities (or options to purchase convertible securities) shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such public announcement date, consummation date or record date, as the case may be.

               (ii) Series A-1 Conversion Price. If the Company issues any shares of Common Stock Equivalents (other than an issuance of Common Stock as a dividend or in a split of or subdivision in respect of which an adjustment provided for in Article 4, Subpart C, Subsection h, paragraph 5 applies, options to purchase or rights to subscribe for Common Stock Equivalents, securities by their terms convertible into or exchangeable for Common Stock Equivalents, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than as provided in Article 4, Subpart C, Subsection h, paragraph 12 hereof) for consideration per share of Common Stock Equivalents less than the Series A-1 Conversion Price in effect immediately prior to the issuance of such Common Stock Equivalent or securities, then the number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible shall be that number determined by multiplying the number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible immediately prior to the first public announcement (or consummation of such transaction if the Common Stock is not then publicly traded) of such transaction (or the record date for determination of shareholders entitled to receive (or purchase) such rights, options, warrants, or convertible securities (or options to purchase convertible securities) in the case of a distribution or issuance thereof in respect of the Company's capital stock) by a fraction (not to be less than one):


                              (x) the  numerator  of which equals the product of
               (A) the  number  of shares of  Common  Stock  Equivalents  of the
               Company (other than shares issuable upon the conversion of Preferred Stock (as defined)) outstanding after giving effect to such sale or issuance (and assuming with respect to rights, options, warrants or convertible securities (or options to purchase convertible securities) that such rights, options, warrants or convertible securities (or options to purchase convertible securities) had been fully exercised or converted into Common Stock Equivalents, as the case may be; provided, however, that Common Stock Equivalents which are also convertible securities shall be counted only once in determining the number of shares of the Company outstanding) and (B) the Series A-1 Conversion Price determined immediately before such public announcement date, consummation date or record date, as the case may be; and

                              (y) the denominator of which equals the sum of (A)
               the  product  of  (1)  the  number  of  shares  of  Common  Stock
               Equivalents of the Company (other than shares issuable upon the conversion of Preferred Stock) outstanding immediately before such public announcement date, consummation date or record date as the case may be (and assuming, with respect to rights, options, warrants or convertible securities (or options to purchase convertible securities) that such rights, options, warrants or convertible securities (or options to purchase convertible securities) had been fully exercised or converted into Common Stock Equivalents, as the case may be; provided, however, that Common Stock Equivalents which are also convertible securities shall be counted only once in determining the number of shares of the Company outstanding), and (2) the Series A-1 Conversion Price determined immediately before such public announcement date, consummation date or record date, as the case may be, and (B) the aggregate consideration received by the Company for the Common Stock Equivalents to be so issued or sold or to be purchased or subscribed for, whether directly or issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities. For the purposes of such adjustments, the Common Stock Equivalents which the holders of any such rights, options, warrants or convertible securities (or options to purchase convertible securities) shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such public announcement date, consummation date or record date, as the case may be.

               (iii) Adjustment of a Conversion Price. For the purposes of any adjustment of a Conversion Price pursuant to Subparagraphs (i) or (ii) of this
Article 4, Subpart C, Subsection h, paragraph 8, the following provisions shall be applicable:

                              (x) In the case of the  issuance  of Common  Stock
               Equivalents or rights, options, warrants or convertible securities (or options to purchase convertible securities) containing the right to subscribe for or purchase Common Stock Equivalents for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                              (y) In the case of the  issuance  of Common  Stock
               Equivalents or rights, options, warrants or convertible securities (or options to purchase convertible securities) containing the right to subscribe for or purchase Common Stock Equivalents for a consideration consisting, in whole or part, of property other than cash or its equivalent (including in connection with the acquisition of companies and businesses), then in determining the "consideration received by the Company," the Board shall obtain an appraisal of the fair value of said property by an independent appraiser and such determination of the independent appraiser shall be binding upon the holder.

                              (z) In the  case of the  issuance  of  options  to
               purchase or rights to subscribe for Common Stock Equivalents, securities by their terms convertible into or exchangeable for Common Stock Equivalents, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                    (A) the aggregate maximum number of shares of Common Stock Equivalents deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock Equivalents shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock Equivalents covered thereby;

                    (B) the aggregate maximum number of shares of Common Stock Equivalents deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights; and

                    (C) on any change in the number of shares or exercise price of Common Stock Equivalents deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change.

                    (D) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock Equivalents on the exercise of any such rights or options or any conversion or exchange of any such securities.

          9. Reservation for Certain Distributions. In the event the Company is required to distribute to holders of its Common Stock Equivalents evidences of its indebtedness (including, without limitation, convertible securities referred to in Article 4, Subpart C, Subsection h, paragraph 8 above) or assets (excluding periodic cash dividends distributed out of earnings) then the Company shall hold the property subject to such distribution until such time as the holders of the Series A Preferred Stock and Series A-1 Preferred Stock convert their shares of Series A Preferred Stock and Series A-1 Preferred Stock into Class A Common Stock.

          10. Conversion Price Adjustment.

               (i) Series A Preferred Stock. Whenever the number of shares of Common Stock into which the Series A Preferred Stock is convertible is adjusted as provided under Article 4, Subpart C, Subsection h, the Conversion Price shall be adjusted by multiplying such Series A Conversion Price immediately prior to such adjustment by a fraction:

                                        (x) the  numerator of which shall be the
                    number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to such adjustment; and

                                        (y) the  denominator  of which  shall be
                    the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately thereafter.

               (ii) Series A-1 Preferred Stock. Whenever the number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible is adjusted as provided under Article 4, Subpart C, Subsection h, the Conversion

Price shall be adjusted by multiplying such Series A-1 Conversion Price immediately prior to such adjustment by a fraction:

                                        (x) the  numerator of which shall be the
                    number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible immediately prior to such adjustment; and

                                        (y) the  denominator  of which  shall be
                    the number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible immediately thereafter.

          11. Notices. Whenever the number of shares of Common Stock into which the Series A Preferred Stock and the Series A-1 Preferred Stock is convertible is adjusted as herein provided, the Company shall cause to be promptly delivered to each holder of shares of Series A Preferred Stock and Series A-1 Preferred Stock at its last address as it shall appear on the books of the Company by telecopier transmission or by a nationally recognized overnight delivery service, notice of such adjustment or adjustments setting forth the number of shares of Common Stock into which the Series A Preferred Stock or Series A-1 Preferred Stock is convertible and the Series A Conversion Price or Series A-1 Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Any such notice shall be treated as effective or having been given (i) if transmitted by telecopier, on the business day of confirmed receipt by the addressee thereof, and (ii) if delivered by overnight courier, on the business day delivered.

     The failure to give the notice required in this paragraph or any defect therein shall not affect the legality or validity of the event causing the adjustment of the Series A Conversion Price, the Series A-1 Conversion Price, or any other action taken in connection therewith.

In case:

               (i) the Company shall declare a dividend on its Common Stock Equivalents payable otherwise than in cash;

               (ii) the Company shall authorize the granting to the holders of its Common Stock Equivalents of rights or warrants to subscribe for or purchase any shares of Common Stock Equivalents (or securities convertible into shares of Common Stock Equivalents);

               (iii) of any reclassification of the capital stock of the Company (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (iv)  the  Company  shall  be  (voluntarily   or   involuntarily)
dissolved, liquidated or wound up;

then the Company shall cause to be mailed to the holders of the Series A Preferred Stock and Series A-1 Preferred Stock, at least 10 days prior (or in the case of are involuntarily dissolution or liquidation as soon thereafter as is practicable) to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such Dividend, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock Equivalents of record to be entitled to such Dividend, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock Equivalents of record shall be entitled to exchange their shares of Common Stock Equivalents for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          12. Common Stock: Other Securities. The term "Common Stock" shall mean
(i) the Company's Class A Common Stock and Class B Common Stock and (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Article 4, Subpart C, Subsection h, the holder of Series A Preferred Stock or Series A-1 Preferred Stock shall become entitled to convert its shares of Series A Preferred Stock or Series A-1 Preferred Stock into any shares of the Company other than Common Stock, thereafter the number of such other shares into which the Series A Preferred Stock or Series A-1 Preferred Stock is convertible and the Conversion Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Article 4, Subpart C, Subsection h.

          13. Readjustment. Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised after the date hereof (the granting of which resulted in an adjustment to the Conversion Price pursuant Article 4, Subpart C, Subsection h, the number of shares of Common Stock into which the Series A Preferred Stock and Series A-1 Preferred Stock is convertible and the Conversion Price, to the extent the Series A Preferred Stock and Series A-1 Preferred Stock has not been converted, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only Common Stock Equivalents so issued were the Common Stock Equivalents, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (ii) such Common Stock Equivalents, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company (including for purposes hereof, any underwriting discounts or selling commissions paid by the Company) for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; provided, however, that no such readjustment shall have the affect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion rights.

          14. No Adjustment in Certain Cases. No adjustment shall be made in connection with the issuance of Common Stock or other securities of the Company upon conversion of the Preferred Stock, or in connection with the issuance of options to directors or employees pursuant to the Company's existing or a future stock option plan, or the issuance of Common Stock as a result of the exercise of existing or future option grants.

     i.   Voting Rights.

          1. The holder of shares of Series A Preferred Stock and Series A-1 Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such holder's shares of Series A Preferred Stock or Series A-1 Preferred Stock could then be converted, with full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, except as required by law or as expressly provided herein, including the Protective Provisions in Article 4, Subpart C, Subsection j below; shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Company; and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock or Series A-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with 0.5 being rounded upward).

          2. So long as any Series A Preferred Stock or Series A-1 Preferred Stock remains outstanding, the Company shall not, without the written consent or affirmative vote of the Requisite Holders, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation, Bylaws of the Company or any provision thereof (including the adoption of a new provision thereof) which would adversely affect the voting power of the Series A Preferred Stock or Series A-1 Preferred Stock or any other rights or privileges of the holders of the Series A Preferred Stock or Series A-1 Preferred Stock hereunder.

     j. Protective Provisions. In addition to any other rights provided by applicable law, the Company agrees that until the conversion of all of the Series A Preferred Stock and Series A-1 Preferred Stock, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Requisite Holders:

          1. create, authorize or issue any class, series or shares of Preferred Stock (other than Additional Securities issued pursuant to Article 4, Subpart C, Subsection b hereof) or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation (i) prior to the Series A Preferred Stock and Series A-1 Preferred Stock, or (ii) on a parity with the Series A Preferred Stock and Series A-1 Preferred Stock, or (iii) junior to the Series A Preferred Stock and Series A-1 Preferred Stock, if such junior securities may be redeemed, in any circumstance, on or prior to the Redemption Date;

          2. change the preferences, rights or powers with respect to the Series A Preferred Stock or Series A-1 Preferred Stock so as to affect the Series A Preferred Stock or Series A-1 Preferred Stock adversely; or

          3. amend any of the provisions set forth in this Article 4, Subpart C, Subjection j.

     k. Default Rate. In addition to any of the rights holders of the Series A Preferred Stock and holders of the Series A-1 Preferred Stock have, if the Company is in default of any of the provisions set forth in its Certificate of Incorporation or the Securities Purchase Agreement, the Applicable Rate shall be increased from 7.50% to 9.50% effective immediately on the date of such default through the date, if any, on which such default is cured; provided, however, that if the default is a default with respect to the failure to pay dividends pursuant to Article 4, Subpart C, Subsection b hereinabove, nonpayment of the Liquidation Preferences pursuant to Article 4, Subpart C, Subsection c hereinabove, the failure to make a Mandatory Redemption as set forth in Article 4, Subpart C, Subsection d hereinabove, the failure to make a payment when required pursuant to a Change of Control as set forth in Article 4, Subpart C, Subsection e hereinabove, a breach of any of the protective provisions set forth in Article 4, Subpart C, Subsection j hereinabove, or a breach of any of the covenants set forth in Section 9 and Sections 7.2 and 7.3 of the Securities Purchase Agreement (other than a breach of a covenant under Sections 7.2(c), 7.2(e), a breach of the covenant as set forth in Section 7.2(i) not to terminate the Chief Executive Officer or Chief Financial Officer of the Company, or a breach of the covenants set forth in Sections 7.2(l) and 7.2(n), then the Applicable Rate shall be increased to 18.0% effective immediately on the date of such default through the date, if any on which such default is cured.

     l. Definitions. For purposes of this Article 4, Subpart C, the following definitions shall apply:

          "Additional Securities" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliate Merger" means a Combination Transaction with another Sprint PCS Affiliate (or (A) a parent who wholly owns such Sprint PCS Affiliate and has no direct or indirect operations except as may be conducted by a Sprint PCS Affiliate, or (B) a wholly-owned subsidiary of a Sprint PCS Affiliate formed or used for purposes of facilitating a Combination Transaction with the Company) that would result in the addition of at least 7.0 million POPs to the Company or a Combination Transaction with an Approved Sprint Affiliate.

          "Applicable Rate" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Approved Spin Off" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Approved Sprint Affiliate" shall mean those Sprint PCS Affiliates (or
(A) a parent who wholly owns such Sprint PCS Affiliate and has no direct or indirect operations except as may be conducted by a Sprint PCS Affiliate, or (B) a wholly-owned subsidiary of a Sprint PCS Affiliate formed or used for purposes of facilitating a Combination Transaction with the Company), who have between 6 million and 7 million POPs as of the effective date of this Amended and Restated Certificate of Incorporation of the Company, and over 6 million POPs on the date of an Affiliate Merger. Notwithstanding the foregoing, US Unwired, Inc. shall be an "Approved Sprint Affiliate" for all purposes hereof, so long as US Unwired, Inc.'s business, and corporate structure, shall be substantially the same (other than the disposal of any non Sprint PCS Affiliate assets, or the acquisition of additional Sprint PCS Affiliate assets) as of the date of a Combination Transaction as it is as of the date of its report (on Form 10-Q) filed pursuant to the Securities Exchange Act of 1934 for the period ended June 30, 2000.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Cash Out" means the portion of the total consideration to be paid to the holders of the Series A Preferred Stock and Series A-1 Preferred Stock which is not represented by common equity in connection with the consummation of any Combination Transaction, self-tender, stock buyback, recapitalization, reclassification or similar transaction.

          "Change of Control" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Change of Control Date" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Change of Control Election" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Change of Control  Redemption  Price"  has the  meaning  set forth in
Article 4, Subpart C, Subsection e hereof.

          "Combination Transaction" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Common Stock Equivalents" means all Common Stock and any securities (whether voting common stock or nonvoting common stock) of any class of the Company which have no preference in respect of amounts payable in the event of any voluntary or involuntary liquidation dissolution or winding up of the Company.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Horizon Telcom, respectively, who:

          (1) was a member of such Board of Directors on the Original Issuance Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Conversion Price" has the meaning set forth in Article 4, Subpart C, Subsection h hereof.

          "Dividend Payment Date" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Exchange Act" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Exercise Period" has the meaning set forth in Article 4, Subpart C, Subsection e hereof.

          "Horizon Telcom" means Horizon Telcom, Inc., a Delaware corporation.

          "Junior Stock" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Liquidation Preference" has the meaning set forth in Article 4, Subpart C, Subsection c hereof.

          "Listed Company" shall mean a company whose common equity is listed on any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market.

          "McKell Family" means direct descendants of William Scott McKell, current spouses of such persons, and trusts or family limited partnerships of which such persons are either grantors or beneficiaries.

          "Optional Redemption" has the meaning set forth in Article 4, Subpart C, Subsection f hereof.

          "Optional Redemption Price" has the meaning set forth in Article 4, Subpart C, Subsection f hereof.

          "Original Issuance Date" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Outstanding  Company Voting  Securities" has the meaning set forth in
Article 4, Subpart C, Subsection e hereof.

          "Outstanding  Telcom Voting  Securities"  has the meaning set forth in
Article 4, Subpart C, Subsection e hereof.

          "Parity Stock" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

          "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "POP" means the total population to which such Person has exclusive rights to market Sprint PCS products and services as estimated pursuant to the Rand McNally Commercial Atlas and Marketing Guide, 2000 edition.

          "Principals" means Horizon Telcom and members of the McKell Family.

          "Qualified Public Offering" has the meaning set forth in Article 4, Subpart C, Subsection h hereof.

          "Redemption Date" has the meaning set forth in Article 4, Subpart C, Subsection d hereof.

          "Redemption Price" has the meaning set forth in Article 4, Subpart C, Subsection d hereof.

          "Requisite Holders" means holders of a majority of the Series A Preferred Stock and Series A-1 Preferred Stock.

          "Securities   Purchase   Agreement"  means  the  Securities   Purchase
Agreement entered into as of September 26, 2000 among the Company and certain investors named therein.

          "Senior Facility" means the Credit Agreement dated as of September 26, 2000.

          "Senior Notes Offering" means the offering of 295,000 Units consisting of 14% Senior Discount Notes due 2010 and 295,000 warrants to purchase 3,805,500 shares of Class A Common Stock.

          "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum, L.P. and /or its Affiliates, or their successors, similar to the Sprint Agreements (as such term is defined the Securities Purchase Ageement).

          "Subsidiary" has the meaning set forth in Article 4, Subpart C, Subsection b hereof.

                          ARTICLE 5: BOARD OF DIRECTORS

     The initial Board of Directors of the Corporation shall be such number as is determined in accordance with the Bylaws of the Corporation. The directors of the Corporation shall be divided into three classes, designated as Class I, Class II and Class III. In the event that the number of directors shall not be evenly divisible by three, the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. No Class shall have more than one director more than any other Class unless such disparity results from the death or resignation of a director or the removal of a director by the stockholders, in which event the remaining directors shall promptly fill such vacancy so that no Class has more than one director more than any other Class. The term of office of each director shall be three years; provided, however, that, the initial term of office of filing of the directors in Class I shall expire at the first annual meeting of the stockholders after the date of filing of this Certificate of Incorporation, the initial term of office of the directors in Class II shall expire at the second annual meeting after the date of filing of this Certificate of Incorporation, and the initial term of office of the directors in Class III shall expire at the third annual meeting after the date of filing of this Certificate of
Incorporation. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed those whose terms expire.

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any removal of a director shall be only for cause and shall be effected only by the affirmative vote of the holders of two-thirds or more of the outstanding voting power of the capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                   ARTICLE 6: LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this
Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE 7: INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any and all directors, officers, employee or agent of the Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any director or officer of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and to employees and agents to the same extent as any director or officer.

              ARTICLE 8: AMENDMENT OF CERTIFICATE OF INCORPORATION
                                   AND BYLAWS

     Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Corporation, no provision of Articles 5, 6, 7, 8 and 9 of this Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of this Certificate of Incorporation inconsistent with any such provision be adopted, by the stockholders of the Corporation unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding voting power of the capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

     The Board of Directors shall have the power acting by simple majority to adopt, amend or repeal any provision of the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage which may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding voting power of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                 ARTICLE 9: LIMITATION ON ACTION BY STOCKHOLDERS

     Following the effective date of an initial public offering of Common Stock of the Corporation registered with the Securities and Exchange Commission, no action may be taken by the stockholders except at an annual or special meeting of the stockholders.

     IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be signed by William A. McKell, its Chairman of the Board, President and Chief Executive Officer, and attested by Peter M. Holland, its Assistant Secretary, this 25th day of September, 2000.

                                        By:_____________________________________
                                        Name: William A. McKell
                                        Title: Chairman of the Board, President,
                                               Chief Executive Officer

Attested:

By: _____________________________________
    Peter M. Holland, Assistant Secretary